Exhibit 99.1

Pennant Reports Third Quarter 2023 Results

Conference Call and Webcast scheduled for tomorrow, November 8, 2023 at 10:00 am MT

EAGLE, Idaho – November 7, 2023 (GLOBE NEWSWIRE) - The Pennant Group, Inc. (NASDAQ: PNTG), the parent company of the Pennant group of affiliated home health, hospice and senior living companies, today announced its operating results for the third quarter of 2023, reporting GAAP diluted earnings per share of $0.15 and adjusted diluted earnings per share of $0.20 for the quarter (1).

Third Quarter Highlights

▪Total revenue for the quarter was $140.2 million, an increase of $21.8 million or 18.5% over the prior year quarter;

▪Net income for the third quarter was $4.4 million and adjusted net income for the third quarter was $6.0 million, an increase of $1.8 million or 44.4% over the prior year quarter;

▪Segment Adjusted EBITDAR from Operations for the third quarter was $20.6 million, an increase of $3.7 million or 21.7% over the prior year quarter; adjusted EBITDA for the third quarter was $10.9 million, an increase of $3.0 million or 37.8% over the prior year quarter;

▪Home Health and Hospice Services segment revenue for the third quarter was $101.5 million, an increase of $15.7 million or 18.3% over the prior year quarter;

▪Home Health and Hospice Services segment adjusted EBITDAR from operations for the third quarter was $17.3 million, an increase of $1.9 million or 12.3% over the prior year quarter; and segment adjusted EBITDA from operations for the third quarter was $15.9 million, an increase of $1.7 million or 11.9% over the prior year quarter;

▪Total home health admissions for the third quarter were 10,829, an increase of 677 or 6.7% over the prior year quarter; total Medicare home health admissions for the third quarter were 4,640, an increase of 3 or 0.1% over the prior year quarter;

▪Hospice average daily census for the third quarter was 2,698, an increase of 405 or 17.7% compared to the prior year quarter;

▪Senior Living Services segment revenue for the third quarter was $38.7 million, an increase of $6.1 million or 18.9% over the prior year quarter; average occupancy for the third quarter was 78.9%, an increase of 240 basis points over the prior year quarter, and average monthly revenue per occupied room for the third quarter was $3,991 an increase of $431 or 12.1% over the prior year quarter;

▪Same store(2) Senior Living Services segment revenue for the third quarter was $37.2 million, an increase of $5.0 million or 15.5% over the prior year quarter; same store senior living average occupancy for the third quarter was 80.1%, an increase of 250 basis points over the prior year quarter, and average monthly revenue per occupied room for the third quarter was $3,973 an increase of 416 or 11.7% over the prior year quarter;

▪Senior Living segment adjusted EBITDAR from operations for the third quarter was $11.5 million, an increase of $2.1 million or 22.4% over the prior year quarter; and segment adjusted EBITDA from Operations for the third quarter was $3.1 million, an increase of $1.6 million or 109.6% over the prior year quarter.

(1)	See "Reconciliation of GAAP to Non-GAAP Financial Information.”
(2)	“Same store Senior Living Services” is defined as all senior living communities excluding those transferred to Ensign and new senior living operations acquired in 2022 or 2023.

Operating Results

“We are pleased to report continued positive momentum in the third quarter,” said Brent Guerisoli, Pennant’s Chief Executive Officer. “With solid census gains, robust top line growth, and improved margin and earnings, we are poised to execute through the remainder of 2023 and beyond. In addition, we continue to invest in leaders who are eager and prepared to step into operations. We see attractive growth opportunities in the current market and are well-positioned to take advantage of an increasingly favorable acquisition environment.”

Lynette Walbom, Pennant’s Chief Financial Officer, commented on the Company’s balance sheet and strong cash flow: “Our operations produced $27.9 million of cash through the third quarter, which will enable us to execute on our short and long term growth plans.” She noted that the Company had $3.4 million of cash on hand and $90.8 million available on its revolving line of credit, with a net debt-to-adjusted EBITDA ratio of 1.30x and a lease-adjusted net debt-to-adjusted EBITDAR ratio of 4.74x.

A discussion of the Company's use of Non-GAAP financial measures is set forth below. A reconciliation of net income to EBITDA, adjusted EBITDAR and adjusted EBITDA, as well as a reconciliation of GAAP earnings per share, net income to adjusted net earnings per share and adjusted net income, appear in the financial data portion of this release. More complete information is contained in the Company’s Form 10-Q for the quarter ended September 30, 2023, which has been filed with the SEC today and can be viewed on the Company’s website at www.pennantgroup.com.

2023 Guidance

Management is updating its annual guidance as follows: total revenue is anticipated to be between $526.0 million and $531.0 million; full year 2023 adjusted earnings per diluted share is anticipated to be between $0.69 and $0.75; and full year 2023 adjusted EBITDA is anticipated to be between $39.4 million and $42.6 million.
The Company’s 2023 annual guidance is based on diluted weighted average shares outstanding of approximately 30.2 million and a 26.0% effective tax rate. The guidance assumes, among other things, reimbursement rate adjustments and no unannounced acquisitions. It excludes the tax-effected costs at start-up operations, share-based compensation, acquisition-related costs, and loss on disposition of assets and impairments.

Ms. Walbom stated, “We believe providing annual adjusted consolidated EBITDA guidance in addition to annual revenue and adjusted earnings per share guidance is helpful in understanding our expectations for our business and operational cash flow. This updated guidance reflects management’s expectations based on solid performance through the third quarter.”

2024 guidance will be provided in the Company’s fourth quarter and year-end 2023 earnings release.

Conference Call

A live webcast will be held tomorrow, November 8, 2023 at 10:00 a.m. Mountain time (12:00 p.m. Eastern time) to discuss Pennant’s third quarter 2023 financial results. To listen to the webcast, or to view any financial or statistical information required by SEC Regulation G, please visit the Investors Relations section of Pennant’s website at https://investor.pennantgroup.com. The webcast will be recorded and will be available for replay via the website.
About Pennant

The Pennant Group, Inc. is a holding company of independent operating subsidiaries that provide healthcare services through 103 home health and hospice agencies and 51 senior living communities located throughout Arizona, California, Colorado, Idaho, Montana, Nevada, Oklahoma, Oregon, Texas, Utah, Washington, Wisconsin and Wyoming. Each of these businesses is operated by a separate, independent operating subsidiary that has its own management, employees and assets. References herein to the consolidated "company" and "its" assets and activities, as well as the use of the terms "we," "us," "its" and similar verbiage, are not meant to imply that The Pennant Group, Inc. has direct operating assets, employees or revenue, or that any of the home health and hospice businesses, senior living communities or the Service Center are operated by the same entity. More information about Pennant is available at www.pennantgroup.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This press release contains, and the related conference call and webcast will include, forward-looking statements that are based on management’s current expectations, assumptions and beliefs about its business, financial performance, operating results, the industry in which it operates and other future events. Forward-looking statements can often be identified by words such as "anticipates," "expects," "intends," "plans," "predicts," "believes," "seeks," "estimates," "may," "will," "should," "would," "could," "potential," "continue," "ongoing," similar expressions, and variations or negatives of these words. These forward-looking statements include, but are not limited to, statements regarding growth prospects, future operating and financial performance, and acquisition activities. They are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to materially and adversely differ from those expressed in any forward-looking statement.

These risks and uncertainties relate to the company’s business, its industry and its common stock and include: reduced prices and reimbursement rates for its services; its ability to acquire, develop, manage or improve operations, its ability to manage its increasing borrowing costs as it incurs additional indebtedness to fund the acquisition and development of operations; its ability to access capital on a cost-effective basis to continue to successfully implement its growth strategy; its operating margins and profitability could suffer if it is unable to grow and manage effectively its increasing number of operations; competition from other companies in the acquisition, development and operation of facilities; its ability to defend claims and lawsuits, including professional liability claims alleging that our services resulted in personal injury, and other regulatory-related claims; and the application of existing or proposed government regulations, or the adoption of new laws and regulations, that could limit its business operations, require it to incur significant expenditures or limit its ability to relocate its operations if necessary. Readers should not place undue reliance on any forward-looking statements and are encouraged to review the company’s periodic filings with the Securities and Exchange Commission, including its Form 10-Q and/or 10-K, for a more complete discussion of the risks and other factors that could affect Pennant’s business, prospects and any forward-looking statements. Except as required by the federal securities laws, Pennant does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changing circumstances or any other reason after the date of this press release.

Contact Information

Investor Relations
The Pennant Group, Inc.
(208) 506-6100
ir@pennantgroup.com

SOURCE: The Pennant Group, Inc.

THE PENNANT GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(unaudited, in thousands, except for per-share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022

Revenue	$140,192	$118,350	$398,937	$348,576

Expense
Cost of services	112,384	94,680	321,162	277,658
Rent—cost of services	10,006	9,391	29,439	28,520
General and administrative expense	9,417	5,879	26,913	25,653
Depreciation and amortization	1,323	1,251	3,817	3,677
Loss on asset dispositions and impairment, net	1	5	4	6,713
Total expenses	133,131	111,206	381,335	342,221
Income from operations	7,061	7,144	17,602	6,355
Other (expense) income:
Other (expense) income	(37)	(18)	28	(50)
Interest expense, net	(1,496)	(1,058)	(4,355)	(2,508)
Other expense, net	(1,533)	(1,076)	(4,327)	(2,558)
Income before provision for income taxes	5,528	6,068	13,275	3,797
Provision for income taxes	1,066	1,074	3,894	241
Net income	4,462	4,994	9,381	3,556
Less: Net income attributable to noncontrolling interest	79	163	351	387
Net income attributable to The Pennant Group, Inc.	$4,383	$4,831	$9,030	$3,169
Earnings per share:
Basic	$0.15	$0.16	$0.30	$0.11
Diluted	$0.15	$0.16	$0.30	$0.10
Weighted average common shares outstanding:
Basic	29,912	29,335	29,825	28,840
Diluted	30,206	30,172	30,178	30,182

THE PENNANT GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited, in thousands, except par value)

	September 30, 2023	December 31, 2022
Assets
Current assets:
Cash	$3,383	$2,079
Accounts receivable—less allowance for doubtful accounts of $931 and $592, respectively	59,353	53,420
Prepaid expenses and other current assets	9,460	18,323
Total current assets	72,196	73,822
Property and equipment, net	27,983	26,621
Right-of-use assets	262,987	260,868
Deferred tax assets, net	126	2,149
Restricted and other assets	7,983	10,545
Goodwill	86,132	79,497
Other indefinite-lived intangibles	62,908	58,617
Total assets	$520,315	$512,119
Liabilities and equity
Current liabilities:
Accounts payable	$12,182	$13,647
Accrued wages and related liabilities	24,660	23,283
Operating lease liabilities—current	16,341	16,633
Other accrued liabilities	15,577	16,684
Total current liabilities	68,760	70,247
Long-term operating lease liabilities—less current portion	249,574	247,042
Other long-term liabilities	8,679	6,281
Long-term debt, net	53,783	62,892
Total liabilities	380,796	386,462
Commitments and contingencies
Equity:
Common stock, $0.001 par value; 100,000 shares authorized; 30,266 and 29,919 shares issued and outstanding, respectively, at September 30, 2023; and 30,149 and 29,692 shares issued and outstanding, respectively, at December 31, 2022	29	29
Additional paid-in capital	104,245	99,764
Retained earnings	30,314	21,284
Treasury stock, at cost, 3 shares at September 30, 2023 and 2022	(65)	(65)
Total The Pennant Group, Inc. stockholders’ equity	134,523	121,012
Noncontrolling interest	4,996	4,645
Total equity	139,519	125,657
Total liabilities and equity	$520,315	$512,119

THE PENNANT GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited, in thousands)
The following table presents selected data from our condensed consolidated statement of cash flows for the periods presented:

	Nine Months Ended September 30,
	2023	2022

Net cash provided by operating activities	$27,910	$12,974
Net cash used in investing activities	(17,576)	(20,176)
Net cash (used in) provided by financing activities	(9,030)	4,967
Net increase (decrease) in cash	1,304	(2,235)
Cash beginning of period	2,079	5,190
Cash end of period	$3,383	$2,955

THE PENNANT GROUP, INC.
REVENUE BY SEGMENT
(unaudited, dollars in thousands)

The following table sets forth our total revenue by segment and as a percentage of total revenue for the periods indicated:

	Three Months Ended September 30,
	2023		2022
	Revenue Dollars	Revenue Percentage	Revenue Dollars	Revenue Percentage

Home health and hospice services
Home health	$44,921	32.0%	$39,873	33.8%
Hospice	50,371	35.9	40,522	34.2
Home care and other(a)	6,182	4.4	5,384	4.5
Total home health and hospice services	101,474	72.3	85,779	72.5
Senior living services	38,718	27.7	32,571	27.5
Total revenue	$140,192	100.0%	$118,350	100.0%

(a)	Home care and other revenue is included with home health revenue in other disclosures in this press release.

	Nine Months Ended September 30,
	2023		2022
	Revenue Dollars	Revenue Percentage	Revenue Dollars	Revenue Percentage

Home health and hospice services
Home health	$129,112	32.4%	$117,962	33.8%
Hospice	140,222	35.1	117,704	33.8
Home care and other(a)	18,239	4.6	15,932	4.6
Total home health and hospice services	287,573	72.1	251,598	72.2
Senior living services	111,364	27.9	96,978	27.8
Total revenue	$398,937	100.0%	$348,576	100.0%

(a)	Home care and other revenue is included with home health revenue in other disclosures in this press release.

THE PENNANT GROUP, INC.
SELECT PERFORMANCE INDICATORS
(unaudited, total revenue dollars in thousands)

The following table summarizes our overall home health and hospice performance indicators for the each of the dates or periods indicated:

	Three Months Ended September 30,
	2023	2022	Change	% Change
Total agency results:
Home health and hospice revenue	$101,474	$85,779	15,695	18.3%

Home health services:
Total home health admissions	10,829	10,152	677	6.7%
Total Medicare home health admissions	4,640	4,637	3	0.1%
Average Medicare revenue per 60-day completed episode(a)	$3,585	$3,553	$32	0.9%
Hospice services:
Total hospice admissions	2,433	2,392	41	1.7%
Average daily census	2,698	2,293	405	17.7%
Hospice Medicare revenue per day	$183	$176	$7	4.0%

	Three Months Ended September 30,
	2023	2022	Change	% Change
Same agency(b) results:
Home health and hospice revenue	$95,054	$84,640	$10,414	12.3%

Home health services:
Total home health admissions	10,202	10,078	124	1.2%
Total Medicare home health admissions	4,263	4,588	(325)	(7.1)%
Average Medicare revenue per 60-day completed episode(a)	$3,607	$3,555	$52	1.5%
Hospice services:
Total hospice admissions	2,198	2,193	5	0.2%
Average daily census	2,532	2,279	253	11.1%
Hospice Medicare revenue per day	$185	$177	$8	4.5%

	Nine Months Ended September 30,
	2023	2022	Change	% Change
Total agency results:
Home health and hospice revenue	$287,573	$251,598	$35,975	14.3%

Home health services:
Total home health admissions	32,180	30,389	1,791	5.9%
Total Medicare home health admissions	14,437	13,952	485	3.5%
Average Medicare revenue per 60-day completed episode(a)	$3,536	$3,543	$(7)	(0.2)%
Hospice services:
Total hospice admissions	7,206	6,920	286	4.1%
Average daily census	2,544	2,270	274	12.1%
Hospice Medicare revenue per day	$184	$177	$7	4.0%

	Nine Months Ended September 30,
	2023	2022	Change	% Change
Same agency(b) results:
Home health and hospice revenue	$274,874	$250,305	$24,569	9.8%

Home health services:
Total home health admissions	30,556	30,249	307	1.0%
Total Medicare home health admissions	13,373	13,860	(487)	(3.5)%
Average Medicare revenue per 60-day completed episode(a)	$3,559	$3,544	$15	0.4%
Hospice services:
Total hospice admissions	6,767	6,721	46	0.7%
Average daily census	2,438	2,265	173	7.6%
Hospice Medicare revenue per day	$184	$178	$6	3.4%

(a)	The year to date average for Medicare revenue per 60-day completed episode includes post period claim adjustments for prior periods.
(b)	Same agency results represent all agencies purchased or licensed prior to January 1, 2022.

The following table summarizes our senior living performance indicators for the periods indicated:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Total senior living results:
Senior living revenue	$38,718	$32,571	$111,364	$96,978

Occupancy	78.9%	76.5%	78.4%	75.1%
Average monthly revenue per occupied unit	$3,991	$3,560	$3,927	$3,465

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Same store senior living(a) results:
Senior living revenue	$37,170	$32,182	$107,743	$93,252

Occupancy	80.1%	77.6%	79.6%	76.8%
Average monthly revenue per occupied unit	$3,973	$3,557	$3,918	$3,575

(a)	Same store senior living results is defined as all senior living communities excluding those transferred to Ensign and new senior living operations acquired in 2022 or 2023.

THE PENNANT GROUP, INC.
REVENUE BY PAYOR SOURCE
(unaudited, dollars in thousands)

The following table presents our total revenue by payor source and as a percentage of total revenue for the periods indicated:

	Three Months Ended September 30,
	2023		2022
	Revenue Dollars	Revenue Percentage	Revenue Dollars	Revenue Percentage

Revenue:
Medicare	$67,925	48.5%	$58,407	49.4%
Medicaid	19,893	14.2	15,343	13.0
Subtotal	87,818	62.7	73,750	62.4
Managed Care	19,158	13.6	15,656	13.2
Private and Other(a)	33,216	23.7	28,944	24.4
Total revenue	$140,192	100.0%	$118,350	100.0%

(a)	Private and other payors in our home health and hospice services segment includes revenue from all payors generated in home care operations.

	Nine Months Ended September 30,
	2023		2022
	Revenue Dollars	Revenue Percentage	Revenue Dollars	Revenue Percentage

Revenue:
Medicare	$192,895	48.3%	$171,183	49.1%
Medicaid	56,455	14.2	46,080	13.2
Subtotal	249,350	62.5	217,263	62.3
Managed Care	53,538	13.4	45,105	13.0
Private and Other(a)	96,049	24.1	86,208	24.7
Total revenue	$398,937	100.0%	$348,576	100.0%

(a)	Private and other payors in our home health and hospice services segment includes revenue from all payors generated in home care operations.

THE PENNANT GROUP, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(unaudited, in thousands, except per share data)

The following table reconciles net income to Non-GAAP net income for the periods presented:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022

Net income attributable to The Pennant Group, Inc.	$4,383	$4,831	$9,030	$3,169

Non-GAAP adjustments
Net income attributable to noncontrolling interest(a)	—	—	—	224
Costs at start-up operations(b)	59	749	1,060	1,335
Share-based compensation expense(c)	1,391	(2,501)	4,164	2,319
Acquisition related costs and credit allowances(d)	71	1,000	175	1,014
Costs associated with transitioning operations(e)	90	144	759	7,026
Unusual, non-recurring or redundant charges (f)	1,009	293	1,633	370
Provision for income taxes on Non-GAAP adjustments(g)	(1,031)	(379)	(1,562)	(3,820)
Non-GAAP net income	$5,972	$4,137	$15,259	$11,637

Dilutive Earnings Per Share As Reported
Net Income	$0.15	$0.16	$0.30	$0.10
Average number of shares outstanding	30,206	30,172	30,178	30,182

Adjusted Diluted Earnings Per Share
Net Income	$0.20	$0.14	$0.51	$0.39
Average number of shares outstanding	30,206	30,172	30,178	30,182

(a)	Effective the three months ended September 30, 2022 we updated our definition of non-GAAP net income to exclude an adjustment for net income attributable to noncontrolling interest.

(b)	Represents results related to start-up operations.
		Three Months Ended September 30,		Nine Months Ended September 30,
		2023	2022	2023	2022
	Revenue	$(2,928)	$(1,852)	$(8,821)	$(3,441)
	Cost of services	2,820	2,282	8,981	4,379
	Rent	162	315	885	386
	Depreciation	5	4	15	11
	Total Non-GAAP adjustment	$59	$749	$1,060	$1,335

(c)	Represents share-based compensation expense incurred for the periods presented.
		Three Months Ended September 30,		Nine Months Ended September 30,
		2023	2022	2023	2022
	Cost of services	$819	$674	$2,288	$1,795
	General and administrative	572	(3,175)	1,876	524
	Total Non-GAAP adjustment	$1,391	$(2,501)	$4,164	$2,319

(d)	Represents costs incurred to acquire an operation that are not capitalizable.

(e)	During the nine months ended September 30, 2023, an affiliate of the Company placed its memory care units into transition and is actively seeking to sublease the units to an unrelated third party. The amount above represents the net operating impact attributable to the units in transition. The amounts reported exclude rent and depreciation and amortization expense related to such operations and include legal settlement costs associated with one of the entities transitioned to Ensign.

	During January 2022, affiliates of the Company entered into Transfer Agreements with affiliates of Ensign, providing for the transfer of the operations of certain senior living communities (the “Transaction”) from affiliates of the Company to affiliates of Ensign. The closing of the Transaction was completed in two phases with the transfer of two operations on March 1, 2022 and the remainder transferred on April 1, 2022. The amount above represents the net impact on revenue and cost of service attributable to all of the transferred entities. The amounts reported exclude rent and depreciation and amortization expense related to such operations.
		Three Months Ended September 30,		Nine Months Ended September 30,
		2023	2022	2023	2022
	Revenue	$(4)	$(39)	$(4)	$(3,375)
	Cost of services	14	179	599	2,735
	Rent	77	—	156	948
	Depreciation	3	—	8	—
	Loss on asset dispositions and impairment	—	4	—	6,718
	Total Non-GAAP adjustment	$90	$144	$759	$7,026

(f)	Represents unusual or non-recurring charges for legal services, implementation costs, integration costs, and consulting fees in general and administrative and cost of services expenses. The amounts reported for the nine months ended September 30, 2022 include certain costs identified as redundant or non-recurring incurred by the Company for services provided by Ensign under the Transition Services Agreement, and were included in general and administrative expense.

(g)
Represents an adjustment to the provision for income tax to our year-to-date effective tax rate of 25.9% and 25.6% for the nine months ended September 30, 2023 and 2022, respectively. This rate excludes the tax benefit of shared-based payment awards.

The tables below reconcile Consolidated net income to the consolidated Non-GAAP financial measures, Consolidated and Consolidated Adjusted EBITDA, and to the Non-GAAP valuation measure, Consolidated Adjusted EBITDAR, for the periods presented:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022

Consolidated net income (loss)	$4,462	$4,994	$9,381	$3,556
Less: Net income attributable to noncontrolling interest	79	163	351	387
Add: Provision for income taxes (benefit)	1,066	1,074	3,894	241
Net interest expense	1,496	1,058	4,355	2,508
Depreciation and amortization	1,323	1,251	3,817	3,677
Consolidated EBITDA	8,268	8,214	21,096	9,595
Adjustments to Consolidated EBITDA
Add: Costs at start-up operations(a)	(108)	430	160	938
Share-based compensation expense(b)	1,391	(2,501)	4,164	2,319
Acquisition related costs and credit allowances(c)	71	1,000	175	1,014
Costs associated with transitioning operations(d)	10	144	595	6,078
Unusual, non-recurring or redundant charges(e)	1,009	293	1,633	370
Rent related to items (a) and (d) above	239	315	1,041	1,334
Consolidated Adjusted EBITDA	10,880	7,895	28,864	21,648
Rent—cost of services	10,006	9,391	29,439	28,520
Rent related to items (a) and (d) above	(239)	(315)	(1,041)	(1,334)
Adjusted rent—cost of services	9,767	9,076	28,398	27,186
Consolidated Adjusted EBITDAR(f)	$20,647		$57,262

(a)	Represents results related to start-up operations. This amount excludes rent and depreciation and amortization expense related to such operations.
(b)	Share-based compensation expense and related payroll taxes incurred. Share-based compensation expense and related payroll taxes are included in cost of services and general and administrative expense.
(c)	Non-capitalizable costs associated with acquisitions, credit allowances, and write offs for amounts in dispute with the prior owners of certain acquired operations.
(d)	During the nine months ended September 30, 2023, an affiliate of the Company placed its memory care units into transition and is actively seeking to sublease the units to an unrelated third party. The amount above represents the net operating impact attributable to the units in transition. The amounts reported exclude rent and depreciation and amortization expense related to such operations and include legal settlement costs associated with one of the entities transitioned to Ensign.

During January 2022, affiliates of the Company entered into Transfer Agreements with affiliates of Ensign, providing for the transfer of the operations of certain senior living communities (the “Transaction”) from affiliates of the Company to affiliates of Ensign. The closing of the Transaction was completed in two phases with the transfer of two operations on March 1, 2022 and the remainder transferred on April 1, 2022. The amount above represents the net impact on revenue and cost of service attributable to all of the transferred entities. The amounts reported exclude rent and depreciation and amortization expense related to such operations.
(e)
Represents unusual or non-recurring charges for legal services, implementation costs, integration costs, and consulting fees in general and administrative and cost of services expenses. The amounts reported for the nine months ended September 30, 2022 include certain costs identified as redundant or non-recurring incurred by the Company for services provided by Ensign under the Transition Services Agreement, and were included in general and administrative expense.

(f)	This measure is a valuation measure and is displayed thusly, it is not a performance measure as it excludes rent expense, which is a normal and recurring operating expense and, as such, does not reflect our cash requirements for leasing commitments. Our presentation of Consolidated Adjusted EBITDAR should not be construed as a financial performance measure.

The following table present certain financial information regarding our reportable segments. General and administrative expenses are not allocated to the reportable segments and are included in “All Other”:

	Three Months Ended September 30,
	Home Health and Hospice Services	Senior Living Services	All Other	Total
Segment GAAP Financial Measures:
Three Months Ended September 30, 2023
Revenue	$101,474	$38,718	$—	$140,192
Segment Adjusted EBITDAR from Operations	$17,271	$11,473	$(8,097)	$20,647
Three Months Ended September 30, 2022
Revenue	$85,779	$32,571	$—	$118,350
Segment Adjusted EBITDAR from Operations	$15,380	$9,370	$(7,779)	$16,971

	Nine Months Ended September 30,
	Home Health and Hospice Services	Senior Living Services	All Other	Total
Segment GAAP Financial Measures:
Nine Months Ended September 30, 2023
Revenue	$287,573	$111,364	$—	$398,937
Segment Adjusted EBITDAR from Operations	$47,364	$33,394	$(23,496)	$57,262
Nine Months Ended September 30, 2022
Revenue	$251,598	$96,978	$—	$348,576
Segment Adjusted EBITDAR from Operations	$45,056	$27,573	$(23,795)	$48,834

The table below provides a reconciliation of Segment Adjusted EBITDAR from Operations above to Condensed Consolidated Income from Operations:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022

Segment Adjusted EBITDAR from Operations(a)	$20,647	$16,971	$57,262	$48,834
Less: Depreciation and amortization	1,323	1,251	3,817	3,677
Rent—cost of services	10,006	9,391	29,439	28,520
Other Income	(37)	(18)	28	(50)
Adjustments to Segment EBITDAR from Operations:
Less: Costs at start-up operations (b)	(108)	430	160	938
Share-based compensation expense (c)	1,391	(2,501)	4,164	2,319
Acquisition related costs and credit allowances(d)	71	1,000	175	1,014
Costs associated with transitioning operations(e)	10	144	595	6,078
Unusual, non-recurring or redundant charges(f)	1,009	293	1,633	370
Add: Net loss attributable to noncontrolling interest	79	163	351	387
Consolidated Income from Operations	$7,061	$7,144	$17,602	$6,355

(a)
Segment Adjusted EBITDAR from Operations is net income (loss) attributable to the Company's reportable segments excluding interest expense, provision for income taxes, depreciation and amortization expense, rent, and, in order to view the operations performance on a comparable basis from period to period, certain adjustments including: (1) costs at start-up operations, (2) share-based compensation, (3) acquisition related costs and credit allowances, (4) the costs associated with transitioning operations, (5) unusual, non-recurring or redundant charges, and (6) net income attributable to noncontrolling interest. General and administrative expenses are not allocated to the reportable segments, and are included as “All Other”, accordingly the segment earnings measure reported is before allocation of corporate general and administrative expenses. The Company's segment measures may be different from the calculation methods used by other companies and, therefore, comparability may be limited.

(b)	Represents results related to start-up operations. This amount excludes rent and depreciation and amortization expense related to such operations.
(c)	Share-based compensation expense and related payroll taxes incurred. Share-based compensation expense and related payroll taxes are included in cost of services and general and administrative expense.
(d)	Non-capitalizable costs associated with acquisitions, credit allowances, and write offs for amounts in dispute with the prior owners of certain acquired operations.
(e)	During the nine months ended September 30, 2023, an affiliate of the Company placed its memory care units into transition and is actively seeking to sublease the units to an unrelated third party. The amount above represents the net operating impact attributable to the units in transition. The amounts reported exclude rent and depreciation and amortization expense related to such operations and include legal settlement costs associated with one of the entities transitioned to Ensign.

During January 2022, affiliates of the Company entered into Transfer Agreements with affiliates of Ensign, providing for the transfer of the operations of certain senior living communities (the “Transaction”) from affiliates of the Company to affiliates of Ensign. The closing of the Transaction was completed in two phases with the transfer of two operations on March 1, 2022 and the remainder transferred on April 1, 2022. The amount above represents the net impact on revenue and cost of service attributable to all of the transferred entities. The amounts reported exclude rent and depreciation and amortization expense related to such operations.
(f)	Represents unusual or non-recurring charges for legal services, implementation costs, integration costs, and consulting fees in general and administrative and cost of services expenses. The amounts reported for the nine months ended September 30, 2022 include certain costs identified as redundant or non-recurring incurred by the Company for services provided by Ensign under the Transition Services Agreement, and were included in general and administrative expense.

The table below reconcile Segment Adjusted EBITDAR from Operations to Segment Adjusted EBITDA from Operations for each reportable segment for the periods presented:

	Three Months Ended September 30,
	Home Health and Hospice		Senior Living
	2023	2022	2023	2022

Segment Adjusted EBITDAR from Operations	$17,271	$15,380	$11,473	$9,370
Less: Rent—cost of services	1,439	1,262	8,567	8,129
Rent related to start-up and transitioning operations	(72)	(90)	(167)	(225)
Segment Adjusted EBITDA from Operations	$15,904	$14,208	$3,073	$1,466

	Nine Months Ended September 30,
	Home Health and Hospice		Senior Living
	2023	2022	2023	2022

Segment Adjusted EBITDAR from Operations	$47,364	$45,056	$33,394	$27,573
Less: Rent—cost of services	4,136	3,765	25,303	24,755
Rent related to start-up and transitioning operations	(248)	(161)	(793)	(1,173)
Segment Adjusted EBITDA from Operations	$43,476	$41,452	$8,884	$3,991

Discussion of Non-GAAP Financial Measures

EBITDA consists of net income before (a) interest expense, net, (b) (benefits) provisions for income taxes, and (c) depreciation and amortization. Adjusted EBITDA consists of net income attributable to the Company before (a) (benefits) provisions for income taxes, (b) depreciation and amortization, (c) costs incurred for start-up operations, including rent and excluding depreciation, interest and income taxes, (d) share-based compensation expense, (e) non-capitalizable acquisition related costs and credit allowances, (f) net costs associated with transitioning operations, (g) usual or non-recurring charges and (h) net income attributable to noncontrolling interest. Consolidated Adjusted EBITDAR is a valuation measure applicable to current periods only and consists of net income attributable to the Company before (a) interest expense, net, (b) (benefits) provisions for income taxes, (c) depreciation and amortization, (d) rent-cost of services, (e) costs incurred for start-up operations, excluding rent, depreciation, interest and income taxes, (f) share-based compensation expense, (g) acquisition related costs and and credit allowances, (h) redundant or non-recurring transition services costs, (i) costs associated with transitioning operations, (j) usual or non-recurring charges and (j) net income attributable to noncontrolling interest. The company believes that the presentation of EBITDA, adjusted EBITDA, consolidated adjusted EBITDAR, adjusted net income and adjusted earnings per share provides important supplemental information to management and investors to evaluate the company’s operating performance. The company believes disclosure of adjusted net income, adjusted net income per share, EBITDA, adjusted EBITDA and consolidated adjusted EBITDAR has economic substance because the excluded revenues and expenses are infrequent in nature and are variable in nature, or do not represent current revenues or cash expenditures. A material limitation associated with the use of these measures as compared to the GAAP measures of net income and diluted earnings per share is that they may not be comparable with the calculation of net income and diluted earnings per share for other companies in the company's industry. These non-GAAP financial measures should not be relied upon to the exclusion of GAAP financial measures. For further information regarding why the company believes that this non-GAAP measure provides useful information to investors, the specific manner in which management uses this measure, and some of the limitations associated with the use of this measure, please refer to the company's periodic filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K and Quarterly Report on Form 10-Q. The company’s periodic filings are available on the SEC's website at www.sec.gov or under the "Financial Information" link of the Investor Relations section on Pennant’s website at http://www.pennantgroup.com.